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                                                                   EXHIBIT 10(D)
                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (hereinafter referred to as the "Agreement") is made effective as of this 1st day of July, 1996, by and between VERSUS TECHNOLOGY, INC., 2320 West Aero Park Court, Traverse City, MI 49686 (hereinafter referred to as the "Corporation"), a Delaware corporation qualified to do business in Michigan, and Gary T. Gaisser of 3676 Jackson Road, Kingsley, MI 49649 (hereinafter referred to as the "Employee").
     IN WITNESS WHEREOF, the parties hereto for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound agree as follows:
     SECTION 1. Employment. The Corporation hereby employs the Employee and the Employee hereby accepts employment with the Corporation upon the terms and conditions hereinafter set forth.
     SECTION 2.  Term.  The term of this Agreement shall be for a period of six
(6) years, commencing as of the effective date hereof.
     SECTION 3. Duties. The Employee is engaged as President and Chief Executive Officer of the Corporation, and the Employee agrees to perform such other executive services as shall from time to time be reasonably assigned to him by the Board of Directors of the Corporation. During the period of Employee's employment hereunder, if he is a management nominee for membership on the Board of Directors of the Corporation, he will agree to so serve.

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     SECTION 4.  Compensation.  During the first twelve (12) months of the term of this Agreement, the Corporation shall pay to the Employee a base salary at a rate of not less than One Hundred Thirty Thousand Dollars ($130,000) per annum, payable in equal installments as nearly as practicable on the fifteenth and last days of each month, in arrears. The base salary for the second twelve
(12) months, and for each succeeding twelve (12) month period during the term of this Agreement, shall be 1.10% of the base salary in effect for the preceding twelve month period. In addition, the base salary may be increased from time to time, over and above the foregoing rate of increase, in accordance with normal business practices of the Corporation, at the discretion of the Corporation's Board of Directors, and if so increased, shall not thereafter during the term of this Agreement be decreased. Compensation of the Employee by salary payments shall not be deemed exclusive and shall not prevent the Employee from participating in any other compensation or benefit plan(s) of the Corporation. The salary payments (including any increased salary payments) herein shall not in any way limit or reduce any other obligation of the Corporation hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Corporation to pay the Employee's salary hereunder.
     SECTION 5. Fringe Benefits. For the term of this Agreement the Corporation shall maintain in full force and effect, and the Employee shall be entitled to continue to participate in, all of the Corporation's employee benefit plans and arrangements in which the Employee is a participant or may become a participant, or alternatively, the Corporation shall maintain for the Employee's benefit, plans or arrangements providing the Employee

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with at least equivalent benefits thereunder (including without limitation, if the Corporation has adopted any such plan, a pension and retirement plan and arrangement, a supplemental pension and retirement plan and arrangement, stock option plan, life insurance and health-and-accident plan and arrangement, medical insurance plan, disability plan, survivor income plan, relocation plan and vacation plan). The Corporation shall not make any changes in such plans or arrangements which would adversely affect the Employee's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executives of the Corporation and does not result in a proportionately greater reduction in the rights of or benefits to the Employee as compared with any other executive of the Corporation. The Employee shall be entitled to participate in or receive benefits under any employee pension benefit or employee welfare plan or arrangement made available by the Corporation in the future to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to the Employee under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to the Employee pursuant to Section 4.

        SECTION 6. Extent of Service. The Employee shall diligently and competently devote his full business time (with allowances for vacations and sick leave), attention, and energies to the performance of his duties under this Agreement and shall exert his best efforts in furtherance of the business of the Corporation; provided, however, that Employee may serve as a director of other corporations or entities and may engage in other activities to the extent that they do not

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inhibit the performance of Employee's duties hereunder, or conflict with the business of the Corporation or affiliates.

     SECTION 7. Expenses. The Employee is authorized to incur reasonable expenses for promoting the business of the Corporation, including expenses for meals, travel, and other similar items. The Corporation shall promptly reimburse the Employee for all such expenses from time to time, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Corporation from time to time.

     SECTION 8. Counsel Fees and Indemnification.
     (a) The Corporation shall pay, or reimburse Employee, the reasonable fees and expenses of Employee's personal counsel for professional services rendered to Employee in connection with this Employment Agreement and matters related thereto.

     (b) In the event that (i) the Corporation terminates, or seeks to terminate this Agreement, alleging as justification for such termination a material breach by Employee or a cause, or causes, set out in paragraph 9(b) hereof; Employee disputes such termination or attempted termination; and Employee prevails in whole or in part, or (ii) Employee elects to terminate his service hereunder pursuant to paragraph 9(a) of this Agreement; the Corporation disputes its obligations to pay the Employee's base salary and benefits as provided in paragraph 9(a); and Employee prevails in whole or in part; the Corporation shall pay, or reimburse to Employee all reasonable costs incurred by Employee in such dispute, including attorneys' fees and costs.



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     (c) The Corporation shall indemnify and hold harmless the Employee, to the maximum extent permitted by law, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by Employee, in connection with the defense of, or as a result of any action or proceeding (or any appeal from any action or proceeding in which Employee is made or is threatened to be made a party by reason of the fact that Employee is or was an officer or director of the Corporation, or is or was an officer or director or majority shareholder of Olmsted Engineering Co., regardless of whether such action or proceeding is one brought by or in the right of the Corporation or Olmsted Engineering Co., to procure a judgment in its favor (or other than by or in the right of the Corporation or Olmsted Engineering Co.). Included specifically in the foregoing, but not by way of limitation, is any expense or liability of Employee, of any conceivable nature, which may arise under or in connection with the litigation pending in the Grand Traverse
County, Michigan 13th Judicial Circuit Court, Civil Action No. 96-14,861-CZ.
The undertakings of subparagraphs (a) and (b) above, are independent of, and shall not be limited or prejudiced by the undertakings of this subparagraph
(c).
     (d) The Corporation further represents and warrants; (i) that Employee is and shall continue to be covered and insured up to the maximum limits provided by all insurances which the Corporation maintains to indemnify its directors and officers (and to indemnify the Corporation for any obligations which it incurs as a result ofits undertaking to indemnify its officers and directors; and (ii) that the Corporation will exert its best efforts to maintain such insurance, in not less than its present limits, in effect throughout the term of Employee's employment.


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        (e) The Corporation hereby warrants and represents that the undertakings of payment, indemnification and maintenance of insurance covering the Employee set out in (a), (b), (c) and (d) above are not in conflict with the articles of incorporation or by-laws of the Corporation or with any validly existing agreement or other proper corporate action of the Corporation.

     SECTION 9. Termination.

        (a) Termination by the Corporation Other Than For Material Breach or Other Just Cause: If the Corporation should terminate Employee's employment during the term of employment for other than material breach of this Employment Agreement or "just cause," as herein defined, Employee shall have no obligation to seek other employment in mitigation of damages in respect of any period following the date of such termination and Employee shall be entitled to receive from the Corporation 100% of the full base salary, and all fringe benefits, to which Employee would otherwise have been entitled through the end of the six (6) year term of employment, which shall be payable to Employee, in monthly installments, without regard to, or reduction because of, any other compensation or income which Employee receives or is entitled to receive, whether from the Corporation or otherwise. It is stipulated that any payments made in accordance with the foregoing shall be paid to and received by Employee as liquidated damages for the unwarranted termination of his employment and not as penalties and he shall be entitled to receive no further sums under this Agreement except such as have accrued as of the date of such termination or as otherwise specifically provided in this Agreement. In addition, if any time during the term of employment, Employee is not elected

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or appointed as the President and Chief Executive Officer and as a
member of the Board of Directors of the Corporation, or if Employee is removed from such office or from such directorship, or if at any time during the term of employment, Employee shall fail to be vested by the Corporation with the powers and authority of the President and Chief Executive Officer of the Corporation, as described above (except in connection with a termination for material breach or just cause as contemplated by paragraph 9(b) of this Agreement) or if the ownership or control of the Corporation, including, illustratively, the power and right to elect a majority of the Board of Directors of the Company becomes vested, directly or indirectly, in another corporation, or the corporate headquarters and principal place of business of the Corporation is changed to a location more than twenty (20) miles from Traverse City, Michigan, without Gary T. Gaisser's consent, then Employee shall have the right, by written notice to the Corporation to terminate Employee's service hereunder, effective as of the last day of the month of receipt by the Corporation of any such written notice, and thereafter Employee shall have no other obligation under this Agreement. Employee's termination of services as provided in this paragraph shall be treated as a termination of employment by the Corporation other than for material breach or other just cause and Employee's rights to ongoing compensation shall be governed by the provisions of this paragraph.

        (b) Termination by the Company for Material Breach or for Just Cause:
"Just cause" shall mean willful misconduct, embezzlement, conviction of a felony, habitual drunkenness or excessive absenteeism not related to illness. Should Employee's employment be terminated for a material breach of this Agreement or for "just cause," the


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Corporation shall be obligated to pay Employee's then base salary only through the end of the month during which such termination occurs, plus such other sums and/or benefits as have accrued to Employee as of the end of such month.

        (c) Termination by Employee. It is agreed that if during the term of employment Employee concludes, because of changes in the composition of the Board of Directors of the Corporation or material changes in its policies, or because of other events or occurrences of material effect, that Employee can no longer properly and effectively discharge Employee's responsibilities as President and Chief Executive Officer of the Corporation, Employee may at any time resign as Director of the Corporation and from his position as President and Chief Executive Officer of the Corporation after giving the Corporation not less than sixty (60) days prior written notice of the effective date of Employee's resignation. Any such resignation shall not be deemed to be a material breach by Employee of this Agreement, and shall instead be deemed to be a constructive termination of Employee's employment by the Corporation other than for material breach or other just cause, pursuant to paragraph 9(a) of this Agreement, and Employee shall continue to receive his salary and benefits as therein provided.


        (d) Termination by Death. In the event of death of the Employee during the term hereof, the legal representative of Employee shall be entitled to the compensation provided for in Section 4 hereof for the month in which the death shall have taken place, at the rate being paid at the time of death, and the term of employment shall be deemed to have ended as of the close of business on the last day of the month in which


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death shall have occurred but without prejudice to any other payments due in respect of Employee's death or otherwise due the Employee.

        (e) Termination by Disability. The term "Disability," as used in this Agreement, shall mean an illness or accident which prevents Employee from performing his duties under this Agreement for a period of six (6) consecutive months. In the event of Disability, and without prejudice to any payments due to the Employee in respect of Disability or otherwise due the Employee under any employee welfare plan of the Corporation or any other rights Employee may have under this Agreement, the Employee shall be entitled, for the period beginning on the date of Disability (i.e. the date 6 months after the commencement of the illness or accident) through the end of the 6 year term of this Agreement, to a salary equal to one half of that which was in effect at the commencement of the illness or accident which resulted in the Disability. The Employee's right to receive fringe benefits and other rights under this Agreement shall continue for the 6-year term of this Agreement regardless of the existence of a Disability.

     SECTION 10.  Non-Competition.

        (a) During the term of employment and for one year thereafter, or, in the event of termination of Employee's employment by the Corporation for material breach or just cause (as defined in paragraph 9(b) above), for two (2) years after such termination, Employee will not, without prior written approval of the Board of Directors of the Corporation, become an officer, employee, agent, partner, or director of any business


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enterprise in substantial direct competition (as defined below) with the Corporation or any subsidiary of the Corporation, as the business of the Corporation or any said subsidiary may be constituted during the term of employment or at the termination thereof.

        (b) If Employee's employment by the Corporation is terminated by Employee (other than under the circumstances set forth in paragraph 9(a) or 9(c) above), in breach of this Agreement during the term of employment, Employee shall not, for a two (2) year period following such termination, become an officer, employee, agent, partner, or director of any business enterprise in substantial direct competition (as defined below) with the Corporation or any subsidiary of the Corporation, as the business of the Corporation or any said subsidiary may be constituted at the time of such termination.

        (c) For the purposes of this Section 10, a business enterprise with which Employee may become associated as an officer, employee, agent, partner, or director shall be considered in "substantial direct competition" if, during a year (adjusted for fractions of a year in respect of a new enterprise) when such competition is prohibited, its sales of any product or service which is competitive with a product or service sold by the Corporation or any subsidiary of the Corporation amount to more than either ten percent (10%) of its total sales or more than One Hundred Thousand Dollars ($100,000). This Section 10 shall not prohibit Employee's participation, in the manner set out above, in any enterprise during the above-mentioned time periods following the termination of Employee's employment with the Corporation if prior to such participation by Employee the Corporation and all of its subsidiaries shall have ceased engaging in and carrying on all businesses of such enterprise which would otherwise be subject to this paragraph.


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        SECTION 11.  Non-Disclosure and Non-Solicitation.  Without limiting
Employee's obligations under any other written agreement he may have given the Corporation, Employee shall not, at any time during, and for two (2) years following, Employee's employment with the Corporation, disclose or use, except in the course of Employee's employment with the Corporation in the pursuit of the business of the Corporation or any of its subsidiaries or affiliates, any confidential information or proprietary data of the Company or any of its subsidiaries or affiliates, whether such information or proprietary data is in his memory or embodied in writing or other physical form. Employee shall not solicit any employees of the Corporation to change their employment during this 2 year period.

        SECTION 12.  Vacation. The Employee shall be entitled annually to six
(6) weeks of paid vacation. In addition, the Employee shall also be entitled to all paid holidays given by the Corporation to its executives generally.

        SECTION 13. Release. For and in consideration of Employee's future services under this Agreement, and as a material inducement to cause Employee to enter into this Agreement, the Corporation hereby releases Employee from any and all claims or choses in action, of any and all conceivable nature or natures, which the Corporation, or Olmsted Engineering Co., now has, or may hereafter acquire, against Gary T. Gaisser, where such claim or chose in action is based, in whole or in part, on any action or inaction of Gary T. Gaisser, whether known or unknown, which may have occurred, or be alleged to have occurred, at any time prior to the effective date of this Agreement, save only those claims or choses in action which are based upon facts, the alleged existence of which are: (i) unknown and unheard of by and to any of the Corporation's Board of Directors (other than

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Gary T. Gaisser) as of the time this Agreement is signed, and (ii) have been actively concealed by Gary T. Gaisser; and (iii) relate to egregious bad faith, active fraud, embezzlement, or substantial and material dishonesty by Gary T. Gaisser. Conversely, Employee hereby releases the Corporation from any and all claims or choses in action, of any and all conceivable nature or natures, which he now has, or may hereafter acquire, against the Corporation or Olmsted Engineering Co., where such claim or chose in action is based, in whole or in part, on any action or inaction of the Corporation or Olmsted Engineering Co. which may have occurred, or be alleged to have occurred, at any time prior to the effective date of this Agreement, save only those claims or choses in action which are based upon facts, the alleged existence of which are unknown and unheard of by and to Gary T. Gaisser as of the time this Agreement is signed; provided, however, nothing contained in this paragraph shall serve to release the Corporation or Olmsted Engineering Co. from any written contractual or bylaws commitment made to Gary T. Gaisser, including any commitments made in this Agreement.


        SECTION 14. Miscellaneous. This Agreement shall inure to the benefit of and be binding upon the heirs, personal representatives, successors and assigns of the respective parties hereto. This Agreement constitutes and fully integrates the entire understanding between the parties hereto, and is intended to supersede and cancel all prior written or oral understandings between them dealing with the subject matter hereof. This Agreement may not be changed orally, but only in writing, signed by the party against whom enforcement of any waiver, change, amendment, modification, extension or discharge is sought. No other warranties, representations or covenants exist that are not herein contained. All notices required or authorized under this Agreement shall be in writing and shall be deemed to



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have been duly given on the date of service if served personally on the party to whom notice is to be given, or the second day after mailing, if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid and addressed to the respective parties at the addresses set forth above, unless and until a different address shall be furnished by any party desiring to change such address to the other party, or if no such address is set forth with respect to any such party, then by personal delivery or registered or certified mail, postage prepaid, to the principal office of such party, or alternatively, the personal residence of such party, all as last known to the party giving such notice. For each term and pronoun used in this Agreement, the singular number includes the plural number, and vice versa, and any gender, whether masculine, feminine, or neuter, includes the other genders, as appropriate and as the context may reasonably require. The invalidity of any paragraph, provision or part hereof shall not affect the validity of any other paragraph, provision or part hereof. This Agreement shall be construed as a whole and in accordance with its fair meaning. Captions, if any, and organization are for convenience and shall not be used in construing its meaning. This Agreement may be executed in one or more counterparts, all of which shall constitute one and the same instrument and each one of which shall be deemed an original. Each party shall, upon reasonable request, execute and deliver such other and further documents as may be necessary and proper to effectuate this Agreement. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Michigan, excluding any conflicts-of-law rule or law which refers to the laws of another jurisdiction. In the event of litigation arising under or in connection herewith, each party consents to the exclusive in personam jurisdiction of the


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state courts of the State of Michigan, with venue in Traverse City,
Michigan, and the nonprevailing party agrees to pay the prevailing party's actual attorney's fees and expenses in connection with any such litigation, in addition to any costs, remedies or damages the court may award. This Agreement constitutes the jointly-bargained agreement of the parties, and the construction of this Agreement shall not be altered or influenced by the fact or presumption that one party had a greater or lesser hand in drafting this Agreement. Any Recitals are hereby made a part of this Agreement and all exhibits, attachments, and schedules, if any, attached to this Agreement are hereby incorporated herein by reference for all applicable purposes. If the date for performance of any act hereunder falls on a Saturday, Sunday, or legal holiday, then the time for performance thereof shall be deemed extended to the next successive business day. Whenever it is provided in this Agreement that days be counted, the first day to be counted shall be the day following the date on which the event causing the period to commence occurs. This Agreement is intended solely for the benefit of the parties hereto and their successors, heirs and assigns, and may not be relied upon or enforced by any third party beneficiary.
        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

APPROVED:                    VERSUS TECHNOLOGY, INC.


/s/                          By: /s/                               (SEAL)
--------------------            -----------------------------------
Julian C. Schroeder              Debra A. Boyer
                                 ATTEST

/s/                          By: /s/
-------------------             -----------------------------------
Elliot Eisenberg                 Andrea Moody





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/s/  Gary T. Gaisser
-------------------------
     Gary T. Gaisser






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